UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2011

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, more than a majority of the shares voting at the annual shareholder’s meeting of Ramco-Gershenson Properties Trust (the “Company”) held on June 1, 2011, on Proposal 4 (Advisory Approval as to the Frequency of having an Advisory Vote on the Compensation of Named Executive Officers) voted for the Company to hold such votes on an annual basis.  In view of the voting results and other factors, the Board of Trustees of the Company determined at its meeting on June 1, 2011, that the Company will hold advisory say-on-pay votes on an annual basis until the next required non-binding advisory vote on the frequency of shareholder votes on executive compensation.  The next required non-binding advisory vote regarding the frequency interval will be in six years, although an earlier vote regarding such frequency interval may be held at the Trustees’ discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	October 19, 2011	By:	/s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer & Secretary